As filed with the Securities and Exchange Commission on April 15, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ZOOM TELEPHONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-2621506
(State or other jurisdiction ofincorporation or organization)	(I.R.S. EmployerIdentification Number)

225 Franklin Street, 26th Floor
Boston, MA 02110
(617) 423-1072
(Address of Principal Executive Offices)

Zoom Telephonics, Inc. 2019 Stock Option Plan
Zoom Telephonics, Inc. 2019 Directors Stock Option Plan
 (Full Title of the Plans)

Joseph Wytanis
President and Chief Executive Officer
225 Franklin Street, 26th Floor
Boston, MA 02110
(617) 423-1072
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Stephen D. Brook, Esq.
Robert A. Petitt, Esq.
Burns & Levinson LLP
125 High Street
Boston, Massachusetts 02110
(617) 345-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securitiesto be Registered	Amount to be Registered(1)		Proposed Maximum Offering Priceper Share		Proposed Maximum Aggregate Offering Price	Amount of RegistrationFee
Common Stock, $0.01 par value per share	3,070,000 shares	(2)	$0.97	(3)	$2,977,900	$387
Common Stock, $0.01 par value per share	930,000 shares	(4)	$0.85	(5)	$790,500	$103
Common Stock, $0.01 par value per share	910,000 shares	(6)	$0.97	(7)	$882,700	$115
Common Stock, $0.01 par value per share	90,000 shares	(8)	$1.06	(9)	$95,400	$12
Total	5,000,000 shares				$4,746,500	$617

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)	Represents shares of common stock issuable upon exercise of stock options available for grant pursuant to the Zoom Telephonics, Inc. 2019 Stock Option Plan.
(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $0.97, the average of the reported high and low sales prices for a share of Common Stock on April 13, 2020 as reported on the OTCQB Venture Market.

(4)	Represents shares of common stock issuable upon exercise of stock options granted pursuant to the Zoom Telephonics, Inc. 2019 Stock Option Plan.
(5)	Calculated pursuant to Rule 457(h) under the Securities Act based on the weighted average exercise price per share of the options outstanding under the Zoom Telephonics, Inc. 2019 Stock Option Plan.
(6)	Represents shares of common stock issuable upon exercise of stock options available for grant pursuant to the Zoom Telephonics, Inc. 2019 Directors Stock Option Plan.
(7)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $0.97, the average of the reported high and low sales prices for a share of Common Stock on April 13, 2020 as reported on the OTCQB Venture Market.

(8)	Represents shares of common stock issuable upon exercise of stock options granted pursuant to the Zoom Telephonics, Inc. 2019 Directors Stock Option Plan.
(9)
Calculated pursuant to Rule 457(h) under the Securities Act based on the weighted average exercise price per share of the options outstanding under the Zoom Telephonics, Inc. 2019 Directors Stock Option Plan.

Proposed sales to take place as soon after the effective date of the Registration Statement as awards are granted, exercised or distributed under the above-named plans.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant hereby incorporates by reference into this Registration Statement the following documents filed with the SEC:

(a)
Our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on April 15, 2020;

(b)
Our Current Reports on Form 8-K filed with the SEC on January 21, 2020 and March 9, 2020 (in each case, except for information contained therein which is furnished rather than filed); and

(c)
The description of the registrant’s common stock contained in the registrant’s registration statement on Form 10-12G, filed by the registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 10, 2009, including any amendments or reports filed for the purpose of updating such description.

All documents that the registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The registrant’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”) authorize it to indemnify directors, officers, employees and agents of the registrant against expenses (including attorneys’ fees), liabilities and other matters incurred in connection with any action, suit or proceeding, to the fullest extent permitted by Section 145 of Delaware General Corporation Law. In addition, the registrant’s Certificate of Incorporation provides that its directors shall not be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

The registrant may also advance all reasonable expenses which were incurred by or on behalf of a present director or officer in connection with any proceeding to the fullest extent permitted by applicable law.

The Bylaws also permit the registrant to enter into indemnity agreements with individual directors, officers, employees, and other agents. Any such agreements, together with the Bylaws and Certificate of Incorporation, may require the registrant, among other things, to indemnify directors or officers against certain liabilities that may arise by reason of their status or service as directors (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, and to obtain and maintain directors' and officers' insurance if available on reasonable terms.

The registrant maintains director and officer liability insurance policies providing for the insurance on behalf of any person who is or was a director or officer of the registrant or a subsidiary for any claim made during the policy period against the person in any such capacity or arising out of the person’s status as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.
EXHIBIT INDEX

ExhibitNo.	Description

4.1
Form of Amended and Restated Certificate of Incorporation of Zoom Telephonics, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 10 filed by the registrant on September 4, 2009).

4.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Zoom Telephonics, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the registrant on November 18, 2015).

4.3
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Zoom Telephonics, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the registrant on July 30, 2019).

4.4	Bylaws of Zoom Telephonics, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 10 filed by the registrant on September 4, 2009).
5.1*	Opinion of Burns & Levinson LLP.
23.1*	Consent of Marcum LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Burns & Levinson LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1	2019 Stock Option Plan (incorporated by reference to Appendix D to the Definitive Proxy Statement filed by the registrant on May 28, 2019).
99.2	2019 Directors Stock Option Plan (incorporated by reference to Appendix C to the Definitive Proxy Statement filed by the registrant on May 28, 2019).

* Filed herewith.

Item 9. Undertakings.

(a) The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Massachusetts, on the 15th day of April, 2020.

ZOOM TELEPHONICS, INC.

By:	/s/ Joseph Wytanis
Joseph Wytanis
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Joseph Wytanis as such person’s true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Joseph L. Wytanis	President and Chief Executive Officer	April 15, 2020
Joseph Wytanis	(Principal Executive Officer)

/s/ Jacquelyn L. Barry Hamilton	Chief Financial Officer	April 15, 2020
Jacquelyn Barry Hamilton	(Principal Financial and Accounting Officer)

/s/ Jeremy Hitchcock	Chairman of the Board	April 15, 2020
Jeremy Hitchcock

/s/ Joseph Donovan	Director	April 15, 2020
Joseph Donovan

/s/ Philip Frank	Director	April 15, 2020
Philip Frank

/s/ Peter Kramer	Director	April 15, 2020
Peter Kramer

/s/ Frank B. Manning	Director	April 15, 2020
Frank B. Manning

/s/ Jonathan Seelig	Director	April 15, 2020
Jonathan Seelig

/s/ Peter Sykes	Director	April 15, 2020
Peter Sykes